Exhibit 99.1
SM&A to Report Second Quarter Financial Results
After Market Close on Thursday, August 7, 2008

Contact:	SM&A:	Investor Contact:
	Jim Eckstaedt	Lytham Partners, LLC
	Chief Financial Officer	Joe Diaz, Robert Blum
	(949) 975-1550	(602) 889-9700
NEWPORT BEACH, CA—August 1, 2008 — SM&A (NasdaqGM: WINS) will report financial results for the second quarter of fiscal year 2008 ended June 30, 2008 after the close of the market on Thursday, August 7, 2008. The Company has scheduled a conference call for Thursday, August 7, 2008 at 4:30 p.m. Eastern to discuss the results of the quarter.
Interested parties can access the call by dialing 888-413-9033 for domestic participants and 706-679-5064 for international participants. The call will also be accessible via live webcast at the homepage of www.smawins.com by clicking on the Investor Relations tab and webcast link. A replay of the conference call will be available at www.smawins.com or by dialing 800-642-1687 or 706-645-9291, reference access code 55687561. The call replay will be available for seven days.
About SM&A:
SM&A is the world’s foremost management consulting firm providing leadership and mentoring solutions to PURSUE for business capture, WIN competitive procurements and profitably PERFORM on the projects and programs won. Our proven processes, people and tools have delivered significant top-line and bottom-line growth across markets, products and services. From the largest aerospace and defense contractors, through the major software providers, to healthcare and financial/audit service providers, SM&A is the partner many companies turn to WHEN THEY MUST WIN.